Exhibit 99.1

Investors and Media

Christopher Oltmann

(818) 224-7028

PennyMac Mortgage Investment Trust Reports

Third Quarter 2014 Results

Moorpark, CA, November 5, 2014 – PennyMac Mortgage Investment Trust (NYSE: PMT) today reported net income of $54.9 million, or $0.69 per diluted share, for the third quarter of 2014, on net investment income of $106.5 million. PMT previously announced a cash dividend for the third quarter of 2014 of $0.61 per common share of beneficial interest, which was declared on September 18, 2014 and paid on October 30, 2014.

Third Quarter 2014 Highlights

Financial results:

•	Diluted earnings per common share of $0.69, down 26 percent from the prior quarter which was an all-time high for PMT

•	Net income of $54.9 million, down 27 percent from the prior quarter

•	Net investment income of $106.5 million, down 12 percent from the prior quarter

•	Book value per share of $21.42, up from $21.27 at June 30, 2014

•	Return on average equity of 14 percent, down from 19 percent for the prior quarter[1]

__________

1 Return on average equity is calculated based on annualized quarterly net income as a percentage of monthly average shareholders’ equity during the period.

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Investment activities and correspondent production results:

•	Mortgage servicing rights (MSR) and excess servicing spread (ESS) investments, related to $60 billion in UPB, grew to $533 million at September 30, 2014

o	Added $40 million in new MSR investments resulting from correspondent production activities

o	Invested $9 million in ESS on mini-bulk and flow acquisitions of Agency MSRs by PennyMac Financial Services, Inc. (PFSI) relating to $1.6 billion in UPB

•	Opportunistic acquisition of $54 million in non-agency mortgage-backed securities (MBS) backed by prime jumbo loans

•	Sold a pool of performing loans from PMT’s distressed loan portfolio totaling $80 million in UPB

“PMT’s strong financial performance continued in the third quarter, as demonstrated by the company’s earnings, return on equity, and increase in the dividend,” said Stanford L. Kurland, PMT’s Chairman and Chief Executive Officer. “The results reflect our ongoing success in managing PMT’s investment portfolio, which includes distressed mortgage loans, MBS, MSRs and ESS.  We deployed capital into attractive new investments such as MSRs and ESS while further diversifying PMT’s portfolio of mortgage-related investments. While we didn’t acquire any new distressed loan pools during the quarter, we are active bidders in the distressed market and remain disciplined in pursuing new investments for PMT.”

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PMT earned $57.9 million in pretax income for the quarter ended September 30, 2014, a 21 percent decline from the second quarter.

The following table presents the contribution of PMT’s Investment Activities and Correspondent Production segments to pretax income:

	Quarter ended September 30, 2014
	Investment	Correspondent
	Activities	Lending	Total
	$ in thousands
Net investment income:
Net gain on mortgage loans acquired for sale	$–	$9,509	$9,509
Net gain on investments	70,390	–	70,390
Net interest income
Interest income	33,509	7,727	41,236
Interest expense	18,360	3,660	22,020
	15,149	4,067	19,216
Net loan servicing fees	10,533	–	10,533
Other investment (loss) income	(9,642)	6,524	(3,118)
	86,430	20,100	106,530
Expenses:
Loan Fulfillment, Servicing and Management fees payable to PennyMac Financial Services, Inc.	21,545	15,900	37,445
Other	9,744	1,410	11,154
	31,289	17,310	48,599
Pretax income	$55,141	$2,790	$57,931
Total assets at period end	$3,896,371	$708,442	$4,604,813

Investment Activities Segment

The Investment Activities segment generated $55.1 million in pretax income on revenues of $86.4 million in the third quarter, compared to $70.9 million and $105.1 million, respectively, in the second quarter of 2014. Net gain on investments totaled $70.4 million in the third quarter, a 4 percent decline from the second quarter. Net gain on investments includes valuation gains on distressed loans of $81.3 million, which were partially offset by a $3.5 million loss on MBS and retained interests positions, and valuation losses on ESS of $7.4 million largely resulting from increased expectations of future prepayment speeds on government-insured loans underlying the investment. In future periods as prepayments related to the ESS occur, PMT should benefit from recapture income. The recapture benefit to PMT during the quarter was $2.1 million.

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Net interest income earned on PMT’s investments in distressed loans, ESS, MBS and retained interests from jumbo securitization, declined by $10.8 million to $15.1 million driven by a decline in loan modification activity. Capitalized interest from loan modifications during a period increases interest income and tends to reduce the loan valuation. Net loan servicing fees were $10.5 million, up from $8.8 million in the second quarter, driven by higher servicing fee revenue from a growing investment in MSRs and a relatively modest net impact of MSR valuation changes for the quarter. Other investment losses were $9.6 million, versus losses of $2.7 million in the second quarter, driven by an increase in losses related to real estate acquired in the settlement of loans. Expenses were $31.3 million in the third quarter, down 9 percent from the prior quarter driven by lower expenses associated with the administration and sale of seasoned distressed loans, partially offset by higher management and incentive fees paid to PFSI.

Distressed Mortgage Investments

PMT’s distressed mortgage loan portfolio generated realized and unrealized gains totaling $81.3 million in the third quarter, compared to $73.6 million in the second quarter. Of the gains in the third quarter, $5.9 million was realized through payoffs in which collections on the loan balances were at levels higher than their recorded fair values, and $0.3 million was realized from the sale of performing loans at a price higher than their recorded fair values.

The following schedule details the realized and unrealized gains on mortgage loans:

	Quarters ended
	September 30, 2014	June 30, 2014
	(in thousands)
Valuation changes:
Performing loans	$23,255	$39,123
Nonperforming loans	51,913	24,587
	75,168	63,710
Payoffs	5,866	7,490
Sales	262	2,395
	$81,296	$73,595

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As distressed mortgage loans season in PMT’s portfolio, their payment performance characteristics tend to move toward the extremes of either current or seriously delinquent. The portfolios of performing and nonperforming loans increased in value by $23.3 million and $51.9 million, respectively, in the third quarter. During the quarter, valuation gains were driven by the improved progression of loans toward their ultimate resolution, as well as stronger investor demand for performing loans. Furthermore, improvements in actual and forecast home prices in most geographic areas in the U.S. also contributed meaningfully to gains in both the nonperforming and performing loan portfolios.

During the quarter, PMT sold a pool of performing loans from its distressed loan portfolio totaling $80 million in UPB.

Mortgage Servicing Rights

PMT’s MSR portfolio, which is subserviced by PFSI, grew to $32.3 billion in UPB, compared to $29.4 billion in the second quarter. Servicing fee revenue of $20.3 million was partially offset by amortization, impairment and fair value losses totaling $9.8 million, resulting in net loan servicing revenue of $10.5 million, up from $8.8 million in the second quarter.

The following schedule details the net loan servicing fees:

	Quarter ended
	September 30, 2014	June 30, 2014
	(in thousands)
Net loan servicing fees
Servicing fees (1)	$20,300	$19,156
MSR recapture fee receivable from PFSI	–	1
Effect of MSRs:
Carried at lower of amortized cost or fair value
Amortization	(8,109)	(7,697)
Reversal of (provision for) impairment	602	(2,224)
Carried at fair value - change in fair value	(1,606)	(4,764)
Gains (losses) on hedging derivatives	(654)	4,286
	(9,767)	(10,399)
Net loan servicing fees	$10,533	$8,758

(1) Includes contractually specified servicing revenue.

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Correspondent Production Segment

PMT acquires newly originated mortgage loans from third-party correspondent sellers and typically sells or securitizes the loans, resulting in current-period income and an ongoing investment in MSRs. For the quarter ended September 30, 2014, PMT’s Correspondent Production segment generated pretax income of $2.8 million, versus pretax income of $2.4 million in the second quarter. Revenues totaled $20.1 million, up 30 percent from the second quarter, driven by an increase in conventional conforming and jumbo interest rate lock commitments (IRLCs) during the quarter.

PMT acquired $8.1 billion in UPB of loans through its correspondent activities in the third quarter, and IRLCs totaled $8.4 billion, compared to $7.0 billion and $8.1 billion, respectively, in the second quarter. Of the correspondent fundings, conventional conforming and jumbo fundings totaled $3.7 billion, and government insured or guaranteed loans were $4.4 billion. The increase in PMT’s loan acquisition volumes was driven by market share gains aided by continued low interest rates, which led to a larger total origination market during the quarter.

Net gain on mortgage loans acquired for sale totaled $9.5 million in the third quarter, which included the receipt of $39.6 million in new MSRs. Segment revenues also included $6.5 million of loan origination fees and net interest income of $4.1 million.

The following schedule details the net gain on mortgage loans acquired for sale:

	Quarter ended
	September 30, 2014	June 30, 2014
	(in thousands)
Net gain on mortgage loans acquired for sale
Receipt of MSRs in loan sale transactions	$39,613	$28,741
Provision for representation and warranties	(1,359)	(1,022)
Cash investment (1)	(28,178)	(21,922)
Fair value changes of pipeline, inventory and hedges	(567)	4,425
	$9,509	$10,222

(1) Net of cash hedge expense

Segment expenses increased 33 percent quarter-over-quarter to $17.3 million, primarily due to higher loan fulfillment fee expense resulting from the increase in loan acquisition volumes. The average fulfillment fee in the third quarter was 42 basis points, unchanged from the prior quarter.

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Expenses

Expenses for the third quarter totaled $48.6 million, compared to $47.3 million in the second quarter, primarily due to an increase in loan fulfillment fees and management fees, which was partially offset by lower servicing fee expense. Loan fulfillment fee expense increased 25 percent from the second quarter due to higher correspondent funding volumes. Management fees increased by 8 percent from the second quarter, driven by the higher incentive fees resulting from PMT’s strong performance in recent quarters. Servicing fees declined 13 percent from the second quarter due to a reduction in fees and costs associated with the administration and sale of seasoned distressed loans.

The Company booked an income tax provision of $3.0 million in the third quarter, versus an income tax benefit of $1.9 million in the second quarter.

Mr. Kurland concluded, “We continually evaluate opportunities for new investments for PMT across a variety of mortgage-related assets. We are making attractive investments in MSRs resulting from our correspondent production activity and new ESS acquisitions in partnership with PFSI.  We are focused on additional mortgage opportunities such as in prime jumbo, a market that is improving as evidenced by our increasing jumbo acquisitions through correspondent production and our opportunistic investment in MBS backed by jumbo loans.”

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at www.PennyMac-REIT.com beginning at 1:30 p.m. (Pacific Standard Time) on Wednesday, November 5, 2014. We encourage investors to submit questions via email to InvestorRelations@pnmac.com; if any questions are submitted we will post responses via a document on our website.

About PennyMac Mortgage Investment Trust

PennyMac Mortgage Investment Trust is a mortgage real estate investment trust (REIT) that invests primarily in residential mortgage loans and mortgage-related assets. PennyMac Mortgage Investment Trust trades on the New York Stock Exchange under the symbol "PMT" and is externally managed by PNMAC Capital Management, LLC, an indirect subsidiary of PennyMac Financial Services, Inc. Additional information about PennyMac Mortgage Investment Trust is available at www.PennyMac-REIT.com.

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This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in our investment objectives or investment or operational strategies; volatility in our industry, the debt or equity markets, the general economy or the residential finance and real estate markets; changes in general business, economic, market, employment and political conditions or in consumer confidence; declines in residential real estate or significant changes in U.S. housing prices or activity in the U.S. housing market; availability of, and level of competition for, attractive risk-adjusted investment opportunities in residential mortgage loans and mortgage-related assets that satisfy our investment objectives; concentration of credit risks to which we are exposed; the degree and nature of our competition; our dependence on our manager and servicer, potential conflicts of interest with such entities, and the performance of such entities; availability, terms and deployment of short-term and long-term capital; unanticipated increases or volatility in financing and other costs; the performance, financial condition and liquidity of borrowers; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of our customers and counterparties; the quality and enforceability of the collateral documentation evidencing our ownership and rights in the assets in which we invest; increased rates of delinquency, default and/or decreased recovery rates on our investments; increased prepayments of the mortgages and other loans underlying our mortgage-backed securities and other investments; the degree to which our hedging strategies may protect us from interest rate volatility; our failure to maintain appropriate internal controls over financial reporting; our ability to comply with various federal, state and local laws and regulations that govern our business; changes in legislation or regulations or the occurrence of other events that impact the business, operations or prospects of government agencies, mortgage lenders and/or publicly-traded companies; the creation of the Consumer Financial Protection Bureau, or CFPB, and enforcement of its rules; changes in government support of homeownership; changes in government or government-sponsored home affordability programs; changes in governmental regulations, accounting treatment, tax rates and similar matters (including changes to laws governing the taxation of real estate investment trusts, or REITs; limitations imposed on our business and our ability to satisfy complex rules for us to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of our subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules; and the effect of public opinion on our reputation. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

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PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2014	June 30, 2014	September 30, 2013
	(in thousands except share data)
ASSETS
Cash	$46,487	$37,902	$100,064
Short-term investments	37,452	104,453	80,936
Mortgage-backed securities at fair value pledged to secure securities sold under agreements to repurchase	267,885	218,725	204,914
Agency debt securities at fair value	–	–	12,578
Mortgage loans acquired for sale at fair value	688,850	909,085	737,114
Mortgage loans at fair value	2,561,911	2,697,821	2,385,432
Mortgage loans under forward purchase agreements at fair value	–	–	228,086
Excess servicing spread purchased from PennyMac Financial Services, Inc.	187,368	190,244	2,857
Derivative assets	10,344	14,594	18,415
Real estate acquired in settlement of loans	275,185	240,471	99,693
Real estate acquired in settlement of loans under forward purchase agreements	–	–	3,509
Mortgage servicing rights	345,848	315,484	269,675
Servicing advances	59,325	63,993	43,741
Due from PennyMac Financial Services, Inc.	4,311	4,137	113
Other assets	119,847	72,836	62,104
Total assets	$4,604,813	$4,869,745	$4,249,231
LIABILITIES
Assets sold under agreements to repurchase	$2,416,686	$2,701,755	$1,980,058
Borrowings under forward purchase agreements	–	–	229,841
Asset-backed secured financing of the variable interest entity at fair value	166,841	170,201	170,008
Exchangeable senior notes	250,000	250,000	250,000
Derivative liabilities	1,889	6,347	5,898
Accounts payable and accrued liabilities	80,493	69,552	34,649
Due to PennyMac Financial Services, Inc.	21,420	19,636	20,030
Income taxes payable	66,208	63,218	54,840
Liability for losses under representations and warrants	13,235	11,876	9,142
Total liabilities	3,016,772	3,292,585	2,754,466
SHAREHOLDERS' EQUITY
Common shares of beneficial interest—authorized, 500,000,000 common shares of $0.01 par value; issued and outstanding 74,139,570, 74,139,070, and 70,453,326 common shares	741	741	705
Additional paid-in capital	1,470,189	1,468,791	1,383,082
Retained earnings	117,111	107,628	110,978
Total shareholders' equity	1,588,041	1,577,160	1,494,765
Total liabilities and shareholders' equity	$4,604,813	$4,869,745	$4,249,231

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PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Quarter Ended
	September 30, 2014	June 30, 2014	September 30, 2013
	(in thousands, except per share data)
Investment Income
Net gain on mortgage loans acquired for sale	$9,509	$10,222	$11,031
Loan origination fees	6,447	4,485	4,559
Net interest income:
Interest income	41,236	48,518	35,278
Interest expense	22,020	21,865	19,497
	19,216	26,653	15,781
Net gain on investments	70,390	73,134	49,086
Net loan servicing fees	10,533	8,758	6,659
Results of real estate acquired in settlement of loans	(11,926)	(5,348)	(2,295)
Other	2,361	2,652	1,241
Net investment income	106,530	120,556	86,062
Expenses
Expenses payable to PennyMac Financial Services, Inc.:
Loan servicing fees (1)	12,325	14,180	10,738
Loan fulfillment fees	15,497	12,433	18,327
Management fees	9,623	8,912	8,539
Professional services	1,927	2,690	2,149
Compensation	1,843	1,883	2,292
Other	7,384	7,154	7,955
Total expenses	48,599	47,252	50,000
Income before provision for income taxes	57,931	73,304	36,062
Provision (Benefit from) for income taxes	2,982	(1,907)	(3,639)
Net income	54,949	75,211	39,701

Earnings per share
Basic	$0.74	$1.01	$0.61
Diluted	$0.69	$0.93	$0.57
Weighted-average shares outstanding
Basic	74,140	74,065	64,405
Diluted	82,832	82,750	73,121

(1) Servicing expenses include both special servicing for PMT’s distressed portfolio and subservicing for its mortgage servicing rights.

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